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                                                                    EXHIBIT 99.1

DATE:  February 28, 2005

FROM:
Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE

            DURA AUTOMOTIVE ANNOUNCES AMENDMENT TO ITS SENIOR SECURED

                            REVOLVING CREDIT FACILITY


         ROCHESTER HILLS, Mich., February 28 - DURA Automotive Systems, Inc. (Nasdaq: DRRA), announced today that it has completed an amendment to its senior secured revolving credit facility. The amendment ensures DURA covenant relief over the next six quarters and will provide the company with significantly improved liquidity.

         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.


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